As filed with the Securities and Exchange Commission on September 19, 2014

Registration No.333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Horizon Pharma Public Limited Company

(Exact name of registrant as specified in its charter)

Ireland	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Adelaide Chambers

Peter Street, Dublin 8

Ireland

011-353-1-649-8521

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Timothy P. Walbert

Chairman, President and Chief Executive Officer

Horizon Pharma plc

c/o Horizon Pharma Holdings USA, Inc.

520 Lake Cook Road, Suite 520

Deerfield, IL 60015

(224) 383-3000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Barbara Borden

Kay Chandler

Sean Clayton

Cooley LLP

4401 Eastgate Mall

San Diego, California 92121

(858) 550-6000

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Ordinary shares, nominal value $0.0001 per share	(1)	(1)	(1)	(2)

(1)	Omitted pursuant to Form S-3 General Instruction II.E. Such indeterminate number of ordinary shares is being registered as may from time to time be sold at indeterminate prices. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, the shares being registered hereunder include such indeterminate number of ordinary shares as may be issuable with respect to the ordinary shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.
(2)	The Registrant is deferring payment of all registration fees in accordance with Rules 456(b) and 457(r).

EXPLANATORY NOTE

This Registration Statement on Form S-3 (the “Registration Statement”) is being filed by Horizon Pharma Public Limited Company (the “Company”) to register the offer and sale of an indeterminate number of the Company’s ordinary shares, nominal value $0.0001 per share, as may from time to time be sold at indeterminate prices.

The Company is a public limited company formed under the laws of Ireland that was formerly named Vidara Therapeutics International plc. The Company entered into a Transaction Agreement and Plan of Merger, dated as of March 18, 2014, as amended (the “Merger Agreement”), by and among the Company, Vidara Therapeutics Holdings LLC, Hamilton Holdings (USA), Inc., Hamilton Merger Sub Inc. (“Merger Sub”), and Horizon Pharma, Inc. (“HPI”). Pursuant to the Merger Agreement, on September 19, 2014, among other things, Merger Sub merged with and into HPI (the “Merger”), with HPI surviving the Merger as a wholly-owned subsidiary of the Company. In the Merger, all outstanding shares of the common stock, par value $0.0001 per share, of HPI were canceled and converted into the right to receive ordinary shares of the Company on a one-for-one basis. The Company’s ordinary shares trade on the same exchange, The NASDAQ Global Market, and under the same trading symbol, “HZNP”, that HPI’s common stock traded on and under prior to the Merger. The Company is considered the successor to HPI for certain purposes under both the Securities Act of 1933, as amended, and Securities Exchange Act of 1934, as amended, including for purposes of the Company’s eligibility to file registration statements on Form S-3.

PROSPECTUS

Ordinary Shares

From time to time, we or selling shareholders may offer and sell our ordinary shares in amounts, at prices and on terms described in one or more supplements to this prospectus.

This prospectus describes some of the general terms that may apply to an offering of our ordinary shares. The specific terms and any other information relating to a specific offering, including the names of any selling shareholders, will be set forth in a post-effective amendment to the registration statement of which this prospectus is a part or in a supplement to this prospectus, or may be set forth in one or more documents incorporated by reference in this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with a specific offering. You should read this prospectus, the applicable prospectus supplement and any free writing prospectuses we have authorized for use in connection with a specific offering, as well as any documents incorporated by reference in this prospectus and the applicable prospectus supplement, carefully before you invest.

We and any selling shareholders may offer and sell our ordinary shares to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. The supplements to this prospectus will provide the specific terms of the plan of distribution. The net proceeds we expect to receive from sales of our ordinary shares will be set forth in the applicable prospectus supplement.

We are considered the successor to Horizon Pharma, Inc., or HPI, for certain purposes under both the Securities Act of 1933, as amended, or the Securities Act, and Securities Exchange Act of 1934, as amended, or the Exchange Act. As the result of a merger involving us and HPI, all outstanding shares of the common stock, par value $0.0001 per share, of HPI were canceled and converted into the right to receive our ordinary shares on a one-for-one basis.

Our ordinary shares are listed on The NASDAQ Global Market under the symbol “HZNP.” On September 19, 2014, the last reported sale price of our ordinary shares on The NASDAQ Global Market was $12.70.

Investing in our ordinary shares involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” on page 4, and under similar headings in any prospectus supplement and in any free writing prospectus we have authorized for use in connection with a specific offering, and in the other documents that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 19, 2014.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, using the “shelf” registration process. By using a shelf registration statement, we and any selling shareholders may offer and sell our ordinary shares from time to time in one or more offerings. No limit exists on the aggregate number of ordinary shares that we and any selling shareholders may sell pursuant to the registration statement.

We have not authorized anyone to provide you with information other than the information contained in, or incorporated by reference into, this prospectus and the applicable prospectus supplement, along with the information contained in any free writing prospectuses we have authorized for use in connection with a specific offering. This document may only be used where it is legal to sell these securities. You should not assume that the information contained in this prospectus, in any applicable prospectus supplement or in any free writing prospectuses we have authorized for use in connection with a specific offering is accurate as of any date other than its respective date, regardless of when this prospectus, any prospectus supplement or any free writing prospectus we have authorized for use in connection with a specific offering is delivered, or when any sale of our ordinary shares occurs. If there is any inconsistency between the information in this prospectus and a prospectus supplement, you should rely on the information in the prospectus supplement.

This prospectus and the information incorporated herein by reference include trademarks, service marks and trade names owned by us or others. All trademarks, service marks and trade names included or incorporated by reference into this prospectus or the applicable prospectus supplement are the property of their respective owners.

We urge you to read carefully this prospectus, the applicable prospectus supplement and any free writing prospectuses we have authorized for use in connection with a specific offering, together with the information incorporated herein by reference as described under the heading “Where You Can Find More Information,” before deciding whether to invest in any of our ordinary shares being offered.

We are a public limited company formed under the laws of Ireland that was formerly named Vidara Therapeutics International plc. On September 19, 2014, we and HPI consummated the merger contemplated by the transaction agreement and plan of merger that we entered into with HPI and certain other parties on March 18, 2014, as amended. In connection with the merger, we were re-named Horizon Pharma plc and became the parent company of HPI, with HPI becoming our wholly-owned subsidiary. In the merger, all outstanding shares of HPI’s common stock were canceled and converted into the right to receive, on a one-for-one basis, our ordinary shares. We are considered the successor to HPI for certain purposes under both the Securities Act of 1933, as amended, and Securities Exchange Act of 1934, as amended, including for purposes of our eligibility to file this registration statement on Form S-3. Unless the context otherwise requires, references in this prospectus to “we,” “us” and “our” refer to (i) upon and following the merger, Horizon Pharma plc and its subsidiaries, including HPI, and (ii) prior to the merger, Vidara Therapeutics International plc, a public limited company formed under the laws of Ireland, or Vidara, unless the context indicates otherwise.

This prospectus may not be used to consummate a sale of our ordinary shares unless accompanied by a prospectus supplement.

ABOUT HORIZON PHARMA PLC

Overview

We are a specialty biopharmaceutical company focused on improving patients’ lives by identifying, developing, acquiring and commercializing differentiated products that address unmet medical needs. We market a portfolio of products in arthritis, pain, inflammation and orphan diseases. Our U.S. marketed products are ACTIMMUNE® (interferon gamma-1b), DUEXIS® (ibuprofen/famotidine), RAYOS® (prednisone) delayed-release tablets and VIMOVO® (naproxen/esomeprazole). We market our products in the United States through our field sales force of approximately 315 representatives.

Recent Developments

On September 19, 2014, we and HPI consummated the merger contemplated by the transaction agreement and plan of merger that we entered into with HPI and certain other parties on March 18, 2014, as amended. In connection with the merger, we were re-named Horizon Pharma plc and became the parent company of HPI, with HPI becoming our wholly-owned subsidiary. In the merger, all outstanding shares of HPI’s common stock were canceled and converted into the right to receive, on a one-for-one basis, our ordinary shares. Immediately after giving effect to the issuance of our ordinary shares to the former HPI stockholders in the merger, approximately 106,130,396 of our ordinary shares were outstanding, of which approximately 70.5% were held by the former HPI stockholders. The remaining 29.5% of our ordinary shares outstanding immediately after giving effect to the merger were held by Vidara Therapeutics Holdings LLC, the sole shareholder of our company prior to the merger, which acquired our ordinary shares prior to the merger. Our ordinary shares trade on the same exchange, The NASDAQ Global Market, and under the trading symbol, “HZNP,” that the shares of HPI common stock traded on and under prior to the merger.

HPI is deemed to be the acquiring company for accounting purposes and the transaction is being accounted for as a reverse acquisition under the acquisition method of accounting for business combinations. As a result, the historical financial statements of HPI became our historical financial statements. We are also considered to be the successor to HPI for certain purposes under both the Securities Act and the Exchange Act, and certain of HPI’s historical reports filed under the Exchange Act are incorporated by reference in this prospectus. Prior to the merger, we were known as Vidara Therapeutics International plc, or Vidara. The historical financial statements for Vidara for the years ended December 31, 2013 and 2012 and for the three months ended March 31, 2014, and pro forma financial information related to the merger, are incorporated by reference in this prospectus from HPI’s definitive proxy statement on Schedule 14A filed on August 7, 2014. The historical financial statements for Vidara for the three and six months ended June 30, 2014, and pro forma financial information related to the merger as of June 30, 2014 are incorporated by reference in this prospectus from Vidara’s quarterly report on Form 10-Q filed on August 26, 2014 and our current report on Form 8-K filed on September 19, 2014, respectively. See “Where You Can Find More Information.” A brief description of the historical business of Vidara prior to the merger is also set forth below. More information about the historical business of Vidara can be found in HPI’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on August 7, 2014.

Historical Business of HPI

HPI’s specialty pharmaceutical business focused on developing, acquiring and in-licensing innovative medicines and acquiring companies to target unmet therapeutic needs in arthritis, pain and inflammatory diseases by executing a targeted commercial approach among specific target physicians such as primary care physicians, orthopedic surgeons and rheumatologists, while taking advantage of its commercial strengths and the infrastructure it had put in place. HPI’s marketed products, which continue to be marketed by the combined company, are DUEXIS®, VIMOVO® and RAYOS®/LODOTRA®. HPI developed DUEXIS® and RAYOS®/LODOTRA® and acquired the U.S. rights to VIMOVO® from AstraZeneca AB, or AstraZeneca, in November 2013.

On April 23, 2011, the U.S. Food and Drug Administration, or FDA, approved DUEXIS®, a proprietary tablet formulation containing a fixed-dose combination of ibuprofen and famotidine in a single pill. DUEXIS® is indicated for the relief of signs and symptoms of rheumatoid arthritis, or RA, osteoarthritis, or OA, and to decrease the risk of developing upper gastrointestinal, or GI, ulcers in patients who are taking ibuprofen for these indications. In June 2012, HPI licensed DUEXIS® rights in Latin America to Grünenthal S.A., or Grünenthal, a private company focused on the promotion of pain products.

HPI’s second approved product in the United States, RAYOS®, known as LODOTRA® outside the United States, is a proprietary delayed-release formulation of low-dose prednisone approved originally in Europe for the treatment of moderate to severe, active RA in adults, particularly when accompanied by morning stiffness. On July 26, 2012, the FDA approved RAYOS® for the treatment of RA, polymyalgia rheumatica, or PMR, psoriatic arthritis, or PsA, ankylosing spondylitis, or AS, asthma and chronic obstructive pulmonary disease, or COPD, and a number of other conditions. LODOTRA® is currently marketed outside the United States by HPI’s distribution partner, Mundipharma International Corporation Limited, or Mundipharma.

On November 18, 2013, HPI entered into agreements with AstraZeneca pursuant to which it acquired from AstraZeneca and its affiliates certain intellectual property and other assets, and assumed from AstraZeneca and its affiliates certain liabilities, each with respect to VIMOVO®, and obtained rights to develop other pharmaceutical products that contain gastroprotective agents in a single fixed combination oral solid dosage form with NSAIDs in the United States. VIMOVO® (naproxen/esomeprazole magnesium) is a proprietary fixed-dose multi-layer delayed-release tablet combining an enteric-coated naproxen, an NSAID, core and an immediate-release esomeprazole, a proton pump inhibitor, or PPI, layer surrounding the core. On April 30, 2010, the FDA approved VIMOVO® for the relief of the signs and symptoms of OA, RA and AS and to decrease the risk of developing gastric ulcers in patients at risk of developing NSAID associated gastric ulcers. HPI announced the availability of Horizon-labeled VIMOVO® on January 2, 2014 and began selling VIMOVO® in early February 2014.

More information about the historical business of HPI can be found in HPI’s annual and quarterly reports that are incorporated by reference in this prospectus. See “Where You Can Find More Information.”

Historical Business of Vidara

Overview

Vidara’s biopharmaceutical business focused on the treatment of patients with serious, difficult-to-treat inherited disorders and rare diseases. Vidara’s only commercial product and source of revenue, which continues to be marketed by the combined company, is ACTIMMUNE® (interferon gamma-1b), an injectable biologic drug prescribed for the management of two rare disorders:

•	Chronic granulomatous disease (CGD): CGD is a life-threatening congenital disorder of leukocyte cell function caused by defects in the enzyme complex responsible for phagocyte superoxide generation. CGD causes patients, primarily children, to be vulnerable to severe, recurrent bacterial and fungal infections resulting in frequent and prolonged hospitalizations and commonly death.

•	Severe, malignant osteopetrosis (SMO): SMO is a life-threatening, congenital disorder that primarily affects children. This disease is caused by defects in one or more genes involved in the formation, development, and function of osteoclast cells and by deficient phagocyte oxidative metabolism. SMO results in increased susceptibility to infections and bone overgrowth that can lead to blindness and/or deafness.

Currently, ACTIMMUNE® is the only drug approved by the FDA for the treatment for CGD and SMO in the United States. Vidara marketed and distributed ACTIMMUNE® only in the United States and it has not sought regulatory approval to market and sell ACTIMMUNE® in any other markets. Due to the rare and serious nature of these diseases, Vidara established a specialty sales force that focuses on marketing to a limited number of healthcare practitioners who specialize in fields such as pediatric immunology, allergy, infectious diseases and hematology/oncology to help them understand the potential benefits of ACTIMMUNE® for their patients with CGD and SMO.

More information about the historical business of Vidara can be found in HPI’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on August 7, 2014.

Corporate Information

We are a public limited company formed under the laws of Ireland (registered number 507678) in December 2011. We were originally formed as a private limited liability company under the name Aravis Therapeutics International Limited and were subsequently re-named Vidara Therapeutics International Limited. In connection with the merger, we were re-registered as a public limited company, Vidara Therapeutics International plc, became the parent company of and successor to HPI and were re-named Horizon Pharma plc. Our principal executive offices are located at Adelaide Chambers, Peter Street, Dublin 8, Ireland. Our telephone number is 011-353-1-649-8521. Our website address is www.horizonpharma.com. Information contained in, or accessible through, our website does not constitute a part of this prospectus or any prospectus supplement.

RISK FACTORS

Investing in our ordinary shares involves a high degree of risk. You should carefully consider the risk factors identified in the applicable prospectus supplement and in any free writing prospectuses we have authorized for use in connection with a specific offering, as well as under the section entitled “Risk Factors” contained in HPI’s quarterly report on Form 10-Q and definitive proxy statement on Schedule 14A, each filed with the Securities and Exchange Commission on August 7, 2014, and incorporated by reference in this prospectus, as the same may be amended, supplemented or superseded from time to time by other reports we file with the SEC after the date of this prospectus, in addition to the other information contained in this prospectus, any applicable prospectus supplement, the documents incorporated by reference herein or therein, and in any free writing prospectuses we have authorized for use in connection with a specific offering, before deciding whether to purchase any of our ordinary shares. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our ordinary shares, and you may lose all or part of your investment.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These statements are based on our current expectations, assumptions, estimates and projections about our business and our industry, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the future results, levels of activity, performance or achievements expressed or implied by the forward-looking statements. Forward-looking statements include, but are not limited to, statements about:

•	the expected synergies and other benefits, including tax, financial and strategic benefits, of the merger to us and our shareholders;

•	sales of DUEXIS®, VIMOVO®, RAYOS®, ACTIMMUNE® and any future products;

•	availability of coverage and adequate reimbursement and pricing from government and other third-party payers for our products;

•	our ability to obtain adequate clinical and commercial supplies of our products from current and new single source suppliers and manufacturers;

•	our ability to protect our intellectual property and defend our patents; and

•	the sufficiency of our cash resources and our expectations regarding our future cash flow, expenses, revenues, financial results and capital requirements.

In some cases, you can identify forward-looking statements by terms such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “could,” “would,” “will,” “may,” “can,” “continue,” “potential,” “should,” and the negative of these terms and similar expressions intended to identify forward-looking statements. While we believe that we have a reasonable basis for each forward-looking statement, we caution you that these statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, time frames or achievements to be materially different from the information expressed or implied by these forward-looking statements. We discuss many of these risks, uncertainties and other factors in greater detail under the heading “Risk Factors” contained in the applicable prospectus supplement, in any free writing prospectuses we have authorized for use in connection with a specific offering, in HPI’s quarterly report on Form 10-Q and definitive proxy statement on Schedule 14A, each filed with the Securities and Exchange Commission on August 7, 2014, and incorporated by reference in this prospectus, and under similar headings in our future reports that we file with the SEC and that are incorporated by reference in this prospectus. Given these risks, uncertainties and other factors, you should not place undue reliance on these forward-looking statements. Also, these forward-looking statements represent our estimates and assumptions only as of the date such forward-looking statements are made. You should read carefully this prospectus, the applicable prospectus supplement and any free writing prospectuses we have authorized for use in connection with a specific offering, together with the information incorporated herein by reference as described under the heading “Where You Can Find More Information” and with the understanding that our actual future results may be materially different from what we expect. We hereby qualify all of our forward-looking statements by these cautionary statements.

Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

USE OF PROCEEDS

Except as described in the applicable prospectus supplement or in any free writing prospectuses that we may authorize for use in connection with a specific offering, we currently intend to use the net proceeds from our sale of our ordinary shares for general corporate purposes. We may also use a portion of the net proceeds to acquire or invest in businesses, products and product candidates that are complementary to our own or that we consider strategic. Pending these uses, we expect to invest the net proceeds in investment-grade, interest-bearing securities. We will not receive any of the proceeds from sales of our ordinary shares by selling shareholders, if any, pursuant to this prospectus.

SELLING SHAREHOLDERS

If the registration statement of which this prospectus is a part is used by any selling shareholder for the resale of any ordinary shares registered thereunder, information about such selling shareholder, its beneficial ownership of our securities and its relationship with us will be set forth in a post-effective amendment to the registration statement, in a supplement to this prospectus, or in one or more documents incorporated by reference in this prospectus or the applicable prospectus supplement.

VALIDITY OF SHARE CAPITAL

Unless otherwise stated in the applicable prospectus supplement, the validity of the ordinary shares being offered hereby will be passed upon by A&L Goodbody, Dublin, Ireland.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus and registration statement by reference to the Annual Report on Form 10-K of Horizon Pharma, Inc. for the year ended December 31, 2013 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern as described in Note 1 to the financial statements) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The combined financial statements of Vidara Therapeutics International Limited and subsidiaries and Vidara Therapeutics, Inc. as of December 31, 2013 and December 31, 2012, and for the years then ended, have been incorporated by reference into this prospectus and in the registration statement in reliance upon the report of Habif, Arogeti &Wynne LLP, an independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing.

Ernst & Young LLP, independent registered public accounting firm, has audited the statements of revenues and direct expenses and related notes thereto of the ACTIMMUNE® Product Line of InterMune, Inc. for the year ended December 31, 2011 and for the period from January 1, 2012 through June 18, 2012, which are incorporated by reference in this prospectus and elsewhere in the registration statement. These financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

The statement of assets acquired of the VIMOVO Product Line of AstraZeneca LP as of December 31, 2012, and the related statement of net revenues and direct expenses for the year then ended, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent auditors, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

ENFORCEMENT OF CIVIL LIABILITIES UNDER UNITED STATES FEDERAL SECURITIES LAWS

We are a public limited company formed under the laws of Ireland, and certain of our officers and directors are or may in the future be residents outside the United States. All or a substantial portion of our assets or the assets of such non-resident persons may be located outside of the United States. As a result, it may not be possible to effect service of process within the United States upon such persons or us, or to enforce against such persons or us in U.S. courts judgments obtained in such courts predicated upon the civil liability provisions of the federal securities laws of the United States. There is no treaty between Ireland and the United States providing for the reciprocal enforcement of foreign judgments. We have been advised by counsel that there is doubt as to the enforceability in Ireland, in original actions or in actions for enforcement of judgments of U.S. courts, of liabilities predicated solely upon the securities laws of the United States. Consequently, it may be difficult for investors to enforce against us, our directors or our officers in Ireland judgments obtained in the United States which are predicated upon the civil liability provisions of the federal securities laws of the United States.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room. The SEC also maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including us. The SEC’s Internet site can be found at http://www.sec.gov.

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to another document that we or HPI have filed with the SEC. You should read the information incorporated by reference because it is an important part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we or HPI filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference the following information or documents that we and HPI have filed with the SEC:

•	HPI’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed with the SEC on March 13, 2014;

•	the information specifically incorporated by reference into HPI’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 from HPI’s definitive proxy statement on Schedule 14A, filed with the SEC on May 20, 2014;

•	HPI’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2014 and June 30, 2014 filed with the SEC on May 9, 2014 and August 7, 2014, respectively;

•	HPI’s Current Reports on Form 8-K filed with the SEC on January 16, 2014, February 6, 2014, March 4, 2013, March 19, 2014, March 20, 2014, April 17, 2014, May 9, 2014, June 18, 2014, June 19, 2014, July 2, 2014, July 28, 2014, August 7, 2014 and September 18, 2014;

•	Vidara’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2014 filed with the SEC on August 26, 2014;

•	the following information from HPI’s definitive proxy statement on Schedule 14A filed with the SEC on August 7, 2014:

•	the information under the sections entitled “Risk Factors,” “Selected Historical Financial Data of Vidara and The ACTIMMUNE Business of InterMune,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Vidara,” “Unaudited Pro Forma Combined Financial Information,” “The Business of Vidara,” “Management and Other Information of New Horizon,” “Executive Compensation,” and “Certain Relationships and Related Party Transactions”;

•	the audited combined financial statements of Vidara Therapeutics International Limited and subsidiaries and Vidara Therapeutics, Inc., including the combined balance sheets as of December 31, 2013 and 2012, and the related audited combined statements of operations, changes in shareholders’ equity and cash flows for each of the years in the two-year period ended December 31, 2013, and the notes related thereto, and the report of Habif, Arogeti & Wynne, independent registered public accounting firm, included on pages F-1 to F-23;

•	the unaudited interim combined financial statements of Vidara Therapeutics International Limited and subsidiaries and Vidara Therapeutics, Inc., including the unaudited interim combined balance sheets as of March 31, 2014 and the unaudited interim combined statements of operations and cash flows for the three months ended March 31, 2014 and 2013 and the notes related thereto, including on pages F-24 to F-30; and

•	the audited statements of revenues and direct expenses of the ACTIMMUNE Product Line of InterMune, Inc. for the year ended December 31, 2011 and the period from January 1, 2012 to June 18, 2012 and the report of Ernst & Young LLP, an independent registered public accounting firm, included on pages F-31 to F-36; and

•	our Current Report on Form 8-K filed with the SEC on September 19, 2014 (which evidences the registration of our ordinary shares under Section 12(b) of the Exchange Act and includes therein a description of our ordinary shares).

Any information in any of the foregoing documents will automatically be deemed to be modified or superseded to the extent that information in this prospectus or in a later filed document that is incorporated or deemed to be incorporated herein by reference modifies or replaces such information.

We also incorporate by reference any future filings (other than current reports or portions of current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) made with the SEC by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until we file a post-effective amendment that indicates the termination of the offering of the ordinary shares made by this prospectus. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document that we or HPI previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

We will furnish without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. Any such request may be made by writing or telephoning us at the following address or phone number:

Horizon Pharma plc

Attn: Investor Relations

c/o Horizon Pharma Holdings USA, Inc.

520 Lake Cook Road, Suite 520

Deerfield, IL 60015

Telephone: +1 (224) 383-3000

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the estimated costs and expenses, other than the underwriting discounts and commissions, payable by the registrant in connection with the offering of ordinary shares being registered. All the amounts shown are estimates.

	Amount
SEC registration fee	$	*
Accounting fees and expenses		150,000
Legal fees and expenses		200,000
Transfer agent and registrar fees and expenses		15,000
Printing and miscellaneous fees and expenses		50,000

Total		$415,000

*	In accordance with Rules 456(b) and 457(r), the registrant is deferring payment of the registration fee for the ordinary shares offered by the prospectus.

Item	15. Indemnification of Directors and Officers

Pursuant to the registrant’s memorandum and articles of association, subject to the provisions of, and so far as may be permitted by the Irish Companies Acts of 1963 to 2009, every director, the secretary and every current and former executive of the registrant may be indemnified by the registrant against all costs, charges, losses, expenses and liabilities incurred by him or her in the execution and discharge of his or her duties or in relation thereto, including any liability incurred by him or her in defending civil or criminal proceedings that relate to anything done or omitted or alleged to have been done or omitted by him or her as a director, secretary, executive of employee of the registrant and in which judgment is given in his or her favor (or the proceedings are otherwise disposed of without any finding or admission of any material breach of duty on his part) or in which he or she is acquitted or in connection with any application under any statute for relief from liability in respect of any such act or omission in which relief is granted to him or her by the court. Under the registrant’s memorandum and articles of association, the registrant’s directors, secretary and current or former directors, however, will not be entitled to the indemnification by the registrant if they incurred the liabilities through their own fraud, dishonesty or conscious, intentional or willful breach of the obligation to act honestly, lawfully and in good faith.

The registrant or a subsidiary has entered or is expected to enter into indemnity agreements with each of the registrant’s directors and executive officers to the fullest extent not prohibited by Delaware law or any other applicable law and provide that the extent of such indemnification may be modified by individual contracts with the directors and executive officers. Accordingly, the registrant has entered into indemnity agreements with each of its directors and executive officers that require it to indemnify such persons against any and all expenses (including attorneys’ fees), judgments, penalties, fines and settlement amounts incurred in connection with any action or proceeding arising out of their services as one of the registrant’s directors or executive officers, or any of its subsidiaries or any other company or enterprise to which the person provides services at the registrant’s request; provided that the registrant is not obligated to provide indemnification for, among other things, any claim made against an indemnitee (i) for which a final judgment is made that the indemnitee’s conduct was in bad faith, knowingly fraudulent or deliberately dishonest or constituted willful misconduct, or (ii) on account of conduct that is established by a final judgment as constituting a breach of the indemnitee’s duty of loyalty to the registrant. At present, there is no pending litigation or proceeding involving any of the registrant’s directors or executives for which indemnification is sought, nor is the registrant aware of any threatened litigation that may result in claims for indemnification by the registrant.

The registrant also has an insurance policy covering its officers and directors with respect to certain liabilities, including liabilities arising under the Securities Act or otherwise.

The registrant has purchased a directors’ and officers’ liability insurance “tail policy” with a claims period of six years from the merger, and on terms and conditions no less favorable to the indemnified persons than those in effect under the existing policy of directors’ and officers’ liability insurance maintained by Vidara and its affiliates as of the closing date of the merger.

The registrant is a party to various investor rights and registration rights agreements that provide for cross-indemnification in connection with registration of the registrant’s ordinary shares on behalf of parties to such agreements, including selling shareholders that may be named in one or more supplements to the prospectus included in the registration statement.

Item	16. Exhibits

Exhibit Number	Description of Document

2.1	Transaction Agreement and Plan of Merger and Reorganization, dated as of March 18, 2014, by and among Horizon Pharma, Inc., Vidara Therapeutics Holdings LLC, Vidara Therapeutics International Ltd. (now Horizon Pharma plc), Hamilton Holdings (USA), Inc. and Hamilton Merger Sub, Inc., (incorporated herein by reference to Exhibit 2.1 in the current report on Form 8-K of Horizon Pharma, Inc., as filed with the SEC on March 20, 2014).

2.2	First Amendment to Transaction Agreement and Plan of Merger, dated June 12, 2014, by and between Horizon Pharma, Inc. and Vidara Therapeutics Holdings LLC (incorporated herein by reference to Exhibit 2.2 in the Vidara’s Registration Statement on Form S-4 (File No. 333-197052), as filed with the SEC on June 26, 2014).

3.1	Memorandum and Articles of Association of the Registrant (incorporated herein by reference to Exhibit 3.1 in the Registrant’s current report on Form 8-K, as filed with the SEC on September 19, 2014).

4.1	Reference is made to Exhibit 3.1.

4.2	Registration Rights Agreement, dated as of September 1, 2014, by and among Vidara Therapeutics International plc (now known as Horizon Pharma plc), Vidara Therapeutics Holdings LLC and certain shareholders of Vidara Therapeutics International plc (incorporated herein by reference to Exhibit 4.1 in the Registrant’s current report on Form 8-K, as filed with the SEC on September 19, 2014).

5.1	Opinion of A&L Goodbody.

23.1	Consent of A&L Goodbody (included in Exhibit 5.1).

23.2	Consent of Habif, Arogeti & Wynne LLP, Independent Registered Public Accounting Firm.

23.3	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

23.4	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

23.5	Consent of KPMG LLP, Independent Auditors.

24.1	Power of Attorney (included in the signature page hereto).

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Dublin, Ireland on September 19, 2014.

HORIZON PHARMA PUBLIC LIMITED COMPANY

By:	/s/ Timothy P. Walbert
Timothy P. Walbert President, Chief Executive Officer, and Chairman of the Board of Directors

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Timothy P. Walbert, Robert J. De Vaere and Paul W. Hoelscher, and each or any of them, as his or her true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all such things in his or her name and behalf in their capacities as officers and directors to enable Horizon Pharma plc to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Timothy P. Walbert Timothy P. Walbert	Chairman, President and Chief Executive Officer (Principal Executive Officer)	September 19, 2014

/s/ Robert J. De Vaere Robert J. De Vaere	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	September 19, 2014

/s/ William F. Daniel William F. Daniel	Director	September 19, 2014

/s/ Michael Grey Michael Grey	Director	September 19, 2014

/s/ Jeff Himawan, Ph.D. Jeff Himawan, Ph.D.	Director	September 19, 2014

/s/ Virinder Nohria, M.D., Ph.D. Virinder Nohria, M.D., Ph.D.	Director	September 19, 2014

Signature	Title	Date

/s/ Ronald Pauli Ronald Pauli	Director	September 19, 2014

/s/ Gino Santini Gino Santini	Director	September 19, 2014

/s/ H. Thomas Watkins H. Thomas Watkins	Director	September 19, 2014

EXHIBIT INDEX

Exhibit Number	Description of Document

2.1	Transaction Agreement and Plan of Merger and Reorganization, dated as of March 18, 2014, by and among Horizon Pharma, Inc., Vidara Therapeutics Holdings LLC, Vidara Therapeutics International Ltd. (now Horizon Pharma plc), Hamilton Holdings (USA), Inc. and Hamilton Merger Sub, Inc., (incorporated herein by reference to Exhibit 2.1 in the current report on Form 8-K of Horizon Pharma, Inc., as filed with the SEC on March 20, 2014).

2.2	First Amendment to Transaction Agreement and Plan of Merger, dated June 12, 2014, by and between Horizon Pharma, Inc. and Vidara Therapeutics Holdings LLC (incorporated herein by reference to Exhibit 2.2 in the Vidara’s Registration Statement on Form S-4 (File No. 333-197052), as filed with the SEC on June 26, 2014).

3.1	Memorandum and Articles of Association of the Registrant (incorporated herein by reference to Exhibit 3.1 in the Registrant’s current report on Form 8-K, as filed with the SEC on September 19, 2014).

4.1	Reference is made to Exhibit 3.1.

4.2	Registration Rights Agreement, dated as of September 1, 2014, by and among Vidara Therapeutics International plc (now known as Horizon Pharma plc), Vidara Therapeutics Holdings LLC and certain shareholders of Vidara Therapeutics International plc (incorporated herein by reference to Exhibit 4.1 in the Registrant’s current report on Form 8-K, as filed with the SEC on September 19, 2014).

5.1	Opinion of A&L Goodbody.

23.1	Consent of A&L Goodbody (included in Exhibit 5.1).

23.2	Consent of Habif, Arogeti & Wynne LLP, Independent Registered Public Accounting Firm.

23.3	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

23.4	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

23.5	Consent of KPMG LLP, Independent Auditors.

24.1	Power of Attorney (included in the signature page hereto).